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                                                                Exhibit 10.2

            Total Control Products, Inc. Announces OEM Agreement
                With Digital Electronics Corporation of Japan

MELROSE PARK, Ill., Sept. 29 /PRNewswire/ -- Total Control Products, Inc. (Nasdaq: TCPS) announced today that the Company has entered into an OEM agreement with Digital Electronics Corporation of Japan. The agreement, which expires on January 31, 2005, formalized a previous verbal arrangement related to Total Control's marketing and supply rights to products supplied by Digital Electronics. QuickPanel, a family of graphic operator interfaces, represented 62.4% of Total Control Products revenues in fiscal year 1997. The hardware for QuickPanel is supplied by Digital Electronics.

Total Control designs, develops and markets products and technology for the control segment of the industrial automation market. These products range from closed architecture programmable logic controller operator interfaces to open architecture control software and systems, and are sold primarily through an international network of independent distributors with over 225 sales locations.

For further information contact Peter Nicholson, Chief Financial Officer at Total Control Products, Inc. 2001 N. Janice Ave., Melrose Park, Illinois, 60160, 708-345-5500.

Note: Statements and projections concerning the future financial condition, results of operations and business of Total Control Products, Inc. and subsidiaries are ``forward-looking'' statements which are inherently uncertain. Actual performance and results are subject to many risk factors, including changing market conditions, the timing of new product introductions by the Company, its competitors or third parties, the loss of any significant distributors, currency fluctuations, disruption in the supply of components for the Company's products, and other factors discussed in the Company's March 11, 1997 prospectus for its initial public offering.

SOURCE Total Control Products, Inc.